SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019 (May 21, 2019)
LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCNB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, LCNB Corp.’s (“LCNB”) board of directors (the “Board of Directors”) approved the appointment of Craig M. Johnson to serve on the Boards of Directors of LCNB and LCNB National Bank. Mr. Johnson will be sworn in at the next meeting of the Board of Directors in June, 2019. Mr. Johnson is a Certified Public Accountant with over thirty-seven years’ experience working in the public accounting and private industry sectors. Most recently, Mr. Johnson retired as Principal from the regional public accounting firm of Clark Schaefer Hackett & Co.

No committee assignments have yet been made for Mr. Johnson. Mr. Johnson will be entitled to receive compensation consistent with the previously disclosed standard arrangements for directors as described in LCNB’s proxy statement for its 2018 annual meeting of shareholders filed on March 8, 2019, which disclosure is incorporated herein by reference.

Mr. Johnson is not a party to any transaction, or series of transactions, with LCNB required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.        Description

99.1	Press release issued by LCNB Corp. on May 23, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: May 23, 2019	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer